UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2017

Helix TCS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55722	81-4046024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5300 DTC Parkway Suite 300 Greenwood Village, CO 80111
(Address of principal executive offices)

(720) 328-5372

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 26, 2017, Helix TCS, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with RedDiamond Partners, LLC, a Delaware limited liability company (the “Purchaser”) in connection with the issuance of a 10% secured convertible promissory note, in the aggregate principal amount of $104,000, with an original issue discount of $26,000 (the “Convertible Note”), convertible into shares of the Company’s common stock (the “Common Stock”).

The Convertible Note bears a ten percent (10%) annual interest rate and is convertible into shares of Common Stock at a conversion price of $1.00 per share (the “Conversion Shares”), subject to certain adjustments, and matures on October 26, 2017. The Convertible Note contains customary default provisions related to the payment of principal and interest and bankruptcy and creditor assignment. In the event of default, penalties, as provided in the Convertible Note, shall be added to the outstanding balance of the Convertible Note.

In connection with the issuance of the Convertible Note the Company issued a warrant (the “Warrant”) to the Purchaser to purchase 150,000 shares of Common Stock pursuant to the terms and provisions thereunder. The Warrant is exercisable at any time within five (5) years of issuance and entitles the Purchaser to purchase 150,000 shares of the Common Stock at an exercise price of the lesser of either i) $1.00 or ii) a 50% discount to the lowest closing bid price thirty (30) trading days immediately preceding conversion, subject to certain adjustments.

In connection with the Convertible Note and Purchase Agreement, The Company entered into a Security Agreement (“Security Agreement”) pursuant to which all of its obligations to repay the Convertible Note is secured by all the assets of the Company, among other things, as further defined in the Security Agreement (the “Collateral”) and guaranteed by its subsidiaries, Helix TCS LLC, Security Consultants Group, and Boss Security Solutions, Inc. (collectively, the “Guarantors”) pursuant to a subsidiary guarantee agreement (the “Subsidiary Guarantee Agreement”) executed by the Guarantors and acknowledged by the Company in favor of the Purchaser. Pursuant to the Subsidiary Guarantee Agreement, the Guarantors jointly and severally, unconditionally and irrevocably, guarantee to the Purchaser and its respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance when due, of all obligations under the Convertible Note and Security Agreement.

The foregoing descriptions of the Purchase Agreement, Convertible Note, Warrant, Security Agreement and Subsidiary Guarantee Agreement (collectively, the “Transaction Documents”) do not purport to be complete and are qualified in their entirety by reference to the complete texts attached as exhibits hereto.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

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Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Convertible Note and Warrant and the securities underlying the Convertible Note and Warrant were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and will receive, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
4.1*	Form of Convertible Promissory Note
10.1*	Securities Purchase Agreement between Helix TCS, Inc. and RedDiamond Partners dated April 26, 2017.
10.2*	Form of Common Stock Purchase Warrant
10.3*	Security Agreement between Helix TCS, Inc. and RedDiamond Partners dated April 26, 2017.
10.4*	Subsidiary Guarantee Agreement between Helix TCS, Inc. and RedDiamond Partners dated April 26, 2017.

 *filed herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX TCS, INC.

Dated: May 1, 2017	By:	/s/ Zachary L. Venegas
Zachary L. Venegas Chief Executive Officer

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